Exhibit 99.1

PowerSecure Serves and Protects During Hurricane Isaac

Wake Forest, N.C. – August 31, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today reported it has been serving utilities and their customers in the wake of Hurricane Isaac to help with power restoration efforts, supply additional backup power resources, and protect facilities with its Interactive Distributed Generation® (IDG®) power systems. PowerSecure currently has crews dispatched on emergency restoration teams, working diligently to restore power in impacted areas as quickly as possible. In addition, the Company moved temporary power into affected areas, and operated its installed base of Interactive Distributed Generation power systems to protect customers with 100% success – protecting large commercial and industrial operations from interruptions and spoilage. PowerSecure’s IDG monitoring team has been in “storm mode” for over a week as Isaac approached, continuously monitoring customers’ Gulf Coast and East Coast facilities “24 x 7” to ensure facilities were protected.

Sidney Hinton, CEO of PowerSecure, said, “Our Utility Services and IDG teams have been in full storm mode supporting utilities and their customers affected by Hurricane Isaac. We are blessed to be able to serve in these times of need, and our thoughts and prayers go out to those impacted by the storm and for the safety of emergency teams assisting with restoration efforts. Throughout the hurricane season, we closely monitor any developing storms, ensuring that our IDG systems are standing by to protect our customers’ facilities in the event of a power loss, and deploying our Utility Services teams to assist utilities with power restoration efforts as quickly and safely as possible.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s Energy Efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the activities and events discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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